Exhibit 10.4

BOND PURCHASE AGREEMENT

Bernalillo County, New Mexico

Taxable Variable Rate Industrial Revenue Bonds

(Tempur Production USA, Inc. Project) Series 2005A

October 26, 2005

Bernalillo County, New Mexico

One Civic Plaza NW

Albuquerque, New Mexico 87102

Tempur Production USA, Inc.

1713 Jaggie Fox Way

Lexington, Kentucky 40511

Ladies and Gentlemen:

Banc of America Securities LLC (the “Underwriter”) hereby offers to enter into this Bond Purchase Agreement (this “Bond Purchase Agreement”) with Bernalillo County, New Mexico, a political subdivision of the State of New Mexico (the “Issuer”), and Tempur Production USA, Inc., a Virginia corporation (the “Company”). The offer is hereby made subject to acceptance by the Issuer and the Company (by the execution and delivery of this Bond Purchase Agreement to the Underwriter) on or before 6:00 p.m. New York, New York time, on October 26, 2005, and upon such acceptance this Bond Purchase Agreement shall be in full force and effect in accordance with its terms and shall be binding upon the Issuer, the Company and the Underwriter.

The Company is entering into this Bond Purchase Agreement to induce the Issuer to sell and the Underwriter to purchase $53,925,000 initial aggregate principal amount of the Bernalillo County, New Mexico Taxable Variable Rate Industrial Revenue Bonds (Tempur Production USA, Inc. Project) Series 2005A (the “Initial Series 2005A Bonds”), on the terms set forth herein. The Company, by its acceptance hereof, requests that the Issuer issue and the Underwriter purchase the Initial Series 2005A Bonds.

The Initial Series 2005A Bonds will be issued pursuant to the provisions of a Trust Indenture, dated as of September 1, 2005 (the “Indenture”), by and between the Issuer and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), in order (i) to finance the acquisition and construction of a manufacturing facility (the “Project”) to be leased by the Issuer to the Company pursuant to the provisions of a Lease Agreement dated as of September 1, 2005 (the “Lease Agreement”) between the Issuer and the Company and used by the Company in the manufacture of mattresses and neck pillows and (ii) to pay certain costs of issuing the Bonds (as hereinafter defined).

Contemporaneously with the issuance of the Initial Series 2005A Bonds, Bank of America, N.A. (the “Bank”) will issue its irrevocable Letter of Credit (the “Letter of Credit”) in favor of the Trustee, for the account of the Company, obligating the Bank to pay to the Trustee, in accordance with the terms thereof, upon presentation of drafts and certificates as required therein, certain amounts specified therein for payment of the principal or purchase price of and interest on the Initial Series 2005A Bonds.

The Indenture permits the issuance by the Issuer of additional Taxable Variable Rate Industrial Revenue Bonds (Tempur Production USA, Inc. Project) Series 2005A (the “Additional Series 2005A Bonds”) from time to time bearing interest at the same rates and repayable on the same dates as the Initial Series 2005A Bonds and otherwise on a parity with the Initial Series 2005A Bonds as to security and right to payment from draws on the Letter of Credit, as amended in connection with the issuance of such Additional Series 2005A Bonds (the Initial

Series 2005A Bonds and any Additional Series 2005A Bonds sold pursuant to the terms hereof being hereinafter referred to together as the “Series 2005A Bonds”) to finance additional costs of the Project leased to the Company and costs of issuance of the Bonds, provided that the aggregate principal amount of the Series 2005A Bonds that may be issued under the Indenture shall not exceed $75,000,000 (the “Maximum Permitted Amount”).

The parties hereto desire to specify the terms and conditions applicable to the purchase and sale of the Initial Series 2005A Bonds on their date of issuance (the “Date of Issuance” or “Initial Closing Date”) and any Additional Series 2005A Bonds on their respective dates of issuance (each such date being hereinafter referred to as a “Closing Date”).

The Series 2005A Bonds are more fully described in the Official Statement dated October 21, 2005 (the “Official Statement”) prepared in connection with the initial issuance and sale of the Series 2005A Bonds.

The Indenture also permits the issuance from time to time by the Issuer of the Issuer’s Taxable Fixed Rate Unsecured Industrial Revenue Bonds (Tempur Production USA, Inc. Project) Series 2005B (the “Series 2005B Bonds” and, together with the Series 2005A Bonds, the “Bonds”). The Series 2005B Bonds (i) will not be purchased by the Underwriter, but instead will be issued and sold by the Issuer directly to Tempur World, LLC, an affiliate of the Company (the “Series 2005B Bond Purchaser”), for investment for its own account pursuant to a Bond Purchase Agreement dated as of the date hereof (the “Series 2005B Purchase Agreement”) among the Issuer, the Company and the Series 2005B Bond Purchaser, and (ii) will not be secured by the Letter of Credit.

Section 1. Definitions. All capitalized terms used herein and not otherwise herein defined shall have the meanings ascribed to them in the Indenture.

Section 2. Agreement to Purchase; Purchase Price; Closing Dates.

(a) The Underwriter hereby agrees to purchase all (but not less than all) of the Initial Series 2005A Bonds at an aggregate purchase price of $53,925,000, which reflects the par amount of the Initial Series 2005A Bonds. At or before 12:00 p.m., New York, New York time, on October 27, 2005 (the “Initial Closing Date”), or at such other time or on such later date as the Underwriter, the Company and the Issuer mutually agree upon, the Issuer will deliver or cause to be delivered to the Underwriter the Initial Series 2005A Bonds, and the Underwriter will accept such delivery and transfer to the Trustee, for the account of the Issuer, the purchase price of the Initial Series 2005A Bonds in immediately available funds. Delivery and payment shall be made simultaneously at such place as the Underwriter, the Company and the Issuer mutually agree upon.

(b) Subject to the terms and conditions contained in the Indenture and herein, at any time and from time to time, upon receipt by the Underwriter of a written request in the form of Exhibit A hereto from the Company to the Issuer to issue and sell, and to the Underwriter to purchase, Additional Series 2005A Bonds in the principal amount specified in such request (which shall be in a minimum amount of $5,000,000 or any integral multiple of $5,000 in excess thereof) at least 30 days before the applicable Closing Date specified therein (which, unless the Underwriter otherwise agrees, shall be (i) the first day of a month which is a Business Day on which the Additional Series 2005A Bonds specified in such request shall bear interest at the Weekly Rate and (ii) not later than May 1, 2007), together with evidence satisfactory to the Underwriter that the stated amount of the Letter of Credit (or any Substitute Letter of Credit subsequently substituted therefor) to be in effect on the applicable Closing Date (whether by virtue of an amendment or supplement thereto or otherwise) will be not less than the aggregate principal amount of all Series 2005A Bonds that will be outstanding on such Closing Date bearing interest at the Weekly Rate plus 35 days of interest thereon at the Maximum Rate calculated on the basis of a 365 day year and that the other conditions to the issuance of such Additional Series 2005A Bonds set forth in the Indenture have been satisfied, the Underwriter shall purchase all of such Additional Series 2005A Bonds at a price equal to 100% of the principal amount thereof. The obligation of the Underwriter to purchase the Additional Series 2005A Bonds on each Closing Date is subject to (i) receipt by the Underwriter of: (A) satisfactory approving Opinions of counsel to the Bank and the Company and confirmation that the Opinion of Bond Counsel delivered on the Initial Closing Date and attached as an appendix to the Official Statement has not been withdrawn or amended, restated or otherwise changed in form or substance as to the Additional Series 2005A Bonds in a manner that would adversely affect the marketing of the Additional Series 2005A Bonds as determined by the Underwriter in the exercise of its reasonable discretion; (B) a letter from any Rating Agency reaffirming its then rating on all outstanding Series 2005A Bonds as also applicable to the Additional Series 2005A Bonds or, if such rating initially applies to all Series 2005A Bonds to be issued, such rating shall not have been reduced or withdrawn; and (C) such other documents, instruments, approvals and opinions as the Underwriter may reasonably request; (ii) satisfaction of the other conditions specified in the Indenture; (iii) receipt by the Underwriter of evidence satisfactory to it (which may take the form of certificates signed by duly authorized officers of the Issuer and the Company) that (A) the representations of the Issuer contained in Section 5 of this Bond Purchase Agreement and the representations of the Company contained in Section 6 of this Bond Purchase Agreement remain true and correct on each Closing Date as though made on and as of such Closing Date with respect to all Series 2005A Bonds to be outstanding on such Closing Date, and (B) no event referred to in Section 9 hereof or Section 3(c) of the Remarketing and Interest Services Agreement dated as of September 1, 2005 (the “Remarketing Agreement”), between the Company and Banc of America Securities LLC, as Remarketing Agent, has occurred and is continuing; and (iv) the contemporaneous purchase by the Series 2005B Bond Purchaser of such aggregate principal amount of Series 2005B Bonds as is required by the Bank.

(c) The Initial Series 2005A Bonds and any Additional Series 2005A Bonds subsequently purchased hereunder will bear interest, be subject to optional and mandatory redemption and have optional and mandatory tender features as provided in the Indenture. The Initial Series 2005A Bonds and any Additional Series 2005A Bonds subsequently purchased hereunder will be sold to the Underwriter under the exemption set forth in Rule 15c2-12(d) of the Securities and Exchange Commission.

(d) The Initial Series 2005A Bonds and any Additional Series 2005A Bonds subsequently purchased hereunder shall be in fully registered form, registered in such names as the Underwriter shall submit to the Trustee prior to each Closing Date and shall be in denominations of One Hundred Thousand Dollars ($100,000) or any integral multiple of $5,000 in excess thereof, except as otherwise provided in the Indenture. The Initial Series 2005A Bonds and any Additional Series 2005A Bonds subsequently purchased hereunder shall be made available to the Underwriter for review at least one (1) business day prior to each Closing Date. Notwithstanding the foregoing and any other references in this Bond Purchase Agreement to delivery of Series 2005A Bonds, or similar statements, the Series 2005A Bonds will be registered with Cede & Co. as nominee of The Depository Trust Company (“DTC”) under the DTC system and the DTC procedures will be followed and take precedence over any conflicting procedures or provisions.

(e) The Series 2005A Bonds will be sold to the Underwriter on the Initial Closing Date and each subsequent Closing Date under the exemption set forth in Section 3(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).

Section 3. Official Statement.

(a) The Company shall deliver or cause to be delivered to the Underwriter, promptly after acceptance hereof and prior to the Initial Closing Date, copies of the Official Statement relating to the Series 2005A Bonds that has been approved for distribution by the Issuer and the Company. The parties hereby acknowledge that there will be prepared and distributed only a single Official Statement for the Series 2005A Bonds. If between the date of this Bond Purchase Agreement and the date which is one hundred twenty (120) days following the final Closing Date, any event shall occur which might or would cause the Official Statement to contain any untrue statement of material fact or to omit to state any material fact necessary to make statements therein, in light of the circumstances under which they were made, not misleading, the Company shall notify the Underwriter and the Issuer, and if, in the opinion of the Underwriter or the Issuer, such event requires the preparation and publication of a supplement or amendment to the Official Statement, the Company will supplement or amend the Official Statement in a form and in a manner approved by the Underwriter and the Issuer. If the Official Statement is so supplemented or amended prior to any proposed Closing Date, such approval by the Underwriter and the Issuer of a supplement or amendment to the Official Statement shall not preclude the Underwriter from thereafter terminating this Bond Purchase Agreement if, in the reasonable judgment of the Underwriter, such amendment or supplement has had or will have a material adverse effect on the marketability of any Series 2005A Bonds to be issued on such proposed Closing Date.

(b) The Issuer and the Company hereby ratify, approve and authorize the use by the Underwriter, prior to and after the date hereof, in connection with the offer and sale of the Series 2005A Bonds, of the Official Statement. The Underwriter agrees that it will not confirm the sale of any Series 2005A Bonds unless the settlement of such sale is accompanied by or preceded by the delivery of a copy of the final Official Statement.

Section 4. Fees and Expenses.

(a) In lieu of a discount on the Series 2005A Bonds, the Company agrees to pay the Underwriter a one-time underwriting fee of $187,500 in immediately available funds on the Initial Closing Date in consideration for its commitments and services hereunder, which fee shall be deemed earned in full upon receipt by the Underwriter and no portion of which shall be refundable for any reason, including, without limitation, a determination by the Issuer or the Company not to issue any or all of the Additional Series 2005A Bonds.

(b) The Company also agrees to pay to the Underwriter all reasonable out-of-pocket costs and expenses of the Underwriter incurred in connection with the issuance and sale of the Series 2005A Bonds and the preparation, execution, delivery and enforcement of this Bond Purchase Agreement, the Official Statement, the Indenture, the Lease Agreement, the Bonds and any other documents contemplated to be delivered in connection herewith or therewith, including, without limitation, the reasonable fees and expenses of counsel to the Underwriter (“Underwriter’s Counsel”), and, in accordance therewith, the Company shall pay a one-time administrative fee estimated at $8,000 in immediately available funds on the Initial Closing Date to cover such out-of-pocket costs and expenses (exclusive of fees and expenses of Underwriter’s Counsel) through the Initial Closing Date.

(c) The Company shall also pay all other fees and expenses incurred in connection with the issuance and sale of the Bonds and the preparation, execution, delivery and enforcement of this Bond Purchase Agreement, the Series 2005B Purchase Agreement, the Official Statement, the Indenture, the Lease Agreement, the Bonds and any other document that may be delivered in connection herewith or therewith, including, but not limited to, (i) the reasonable fees and expenses of Bond Counsel, counsel for the Bank, counsel for the Company, counsel for the Trustee and the Fiscal Agent and counsel for the Issuer, (ii) the reasonable fees and expenses of the Issuer, the Trustee and the Fiscal Agent, (iii) the cost of printing, photocopying and delivering the Bonds and the Official Statement, (iv) all Rating Agency fees and (v) the fees and expenses of the Bank specified in the Credit Agreement.

(d) The fees and expenses described in paragraphs (b) and (c) above shall be paid by the Company whether or not the Series 2005A Bonds are issued or sold, unless the Underwriter is in default in its obligation to purchase the Series 2005A Bonds hereunder, in which case the Company shall have no obligation to pay the fees and expenses of the Underwriter or Underwriter’s Counsel. All fees and expenses described in this Section 4, to the extent they are identifiable and billed, shall be paid on the Date of Issuance and each subsequent Closing Date, and the remainder shall be paid promptly upon receipt of statements therefor. The obligations of the Company under this Section 4 shall survive the issuance and maturity of the Series 2005A Bonds and any termination of this Bond Purchase Agreement.

(e) Whether or not the sale of the Series 2005A Bonds by the Issuer to the Underwriter is consummated, the Underwriter shall be under no obligation to pay any costs or expenses incident to the performance of the obligations of the Issuer or the Company hereunder.

(f) In the event that, for any reason (other than a failure by the Underwriter to comply with any of its obligations hereunder), the Issuer fails to deliver the Initial Series 2005A Bonds or any Additional Series 2005A Bonds as provided herein by 12:00 p.m., New York, New York time, on the Initial Closing Date or any subsequent Closing Date, as applicable, the Company will pay to the Underwriter any losses resulting from the

Underwriter being required to hold Series 2005A Bonds prior to delivery to ultimate purchasers thereof. This preceding sentence shall not be construed as a waiver of any condition to the Underwriter’s obligations under this Bond Purchase Agreement.

Section 5. Representations and Agreements of the Issuer. The Issuer represents to, and agrees with, the Company and the Underwriter that:

(a) Each of the representations of the Issuer contained in the most recent drafts of the Lease Agreement and the Indenture furnished to the Underwriter on or before the date hereof will be true and correct on and as of the Date of Issuance and are hereby made to the Underwriter as if set forth herein.

(b) The Issuer is a political subdivision of the State of New Mexico, with all necessary power and authority to issue the Bonds and to enter into the Lease Agreement for the purpose of promoting and encouraging commerce and industry, and generally to foster economic development in the State of New Mexico; to enter into the Indenture and this Bond Purchase Agreement and the Series 2005B Purchase Agreement; to issue, sell and deliver the Bonds as provided herein; and to carry out and consummate all other transactions contemplated by each of the aforesaid documents.

(c) The Issuer has duly authorized the issuance of the Bonds and the execution and delivery of, and the performance of its obligations under, this Bond Purchase Agreement, the Series 2005B Purchase Agreement, the Lease Agreement and the Indenture; this Bond Purchase Agreement has been duly executed and delivered and, assuming the due authorization, execution and delivery by the other parties hereto, is a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity; and the Bonds, when issued on the Initial Closing Date or any subsequent Closing Date, as applicable, will be duly authorized, executed, issued and delivered by the Issuer, and will constitute, legal, valid and binding limited obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity.

(d) To the knowledge of the undersigned, without investigation, there is no action, suit or proceeding or investigation, at law or in equity, before or by any court, board or body or other governmental authority, pending or threatened against or affecting the Issuer, or any basis therefor, to restrain or enjoin the issuance or delivery of any of the Bonds or the collection, application or pledge of revenues pledged under the Indenture or in any way contesting or affecting the authority for the issuance of the Bonds or the validity or enforceability of the Bonds, the Indenture, the Lease Agreement, this Bond Purchase Agreement, the Series 2005B Purchase Agreement or any other document executed and delivered (or to be executed and delivered) in connection with the issuance of the Bonds and the other transactions contemplated hereby, to which the Issuer is or is to be a party (collectively, the “Issuer Documents”), or the power of the Issuer to execute and deliver such documents or to consummate the transactions contemplated therein or the existence or powers of the Issuer or the titles of its officers to their respective offices, or wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby and in the Indenture or the Lease Agreement, or which in any way would adversely affect the validity of the Issuer Documents or the resolutions adopted in connection with the issuance of the Bonds.

(e) To the knowledge of the undersigned, without investigation, the execution, delivery and performance by the Issuer of the Issuer Documents do not and will not violate any order, injunction, ruling or decree by which the Issuer is bound, and do not and will not constitute a breach of or a default under any agreement, indenture, mortgage, lease, note or other obligation, instrument or arrangement to which the Issuer is a party or by which the Issuer or any of its property is bound, or contravene or constitute a violation of any federal or state constitutional or statutory provision, rule or regulation to which the Issuer or any of its property is subject, and no approval, consent or other action by, or filing or registration with, any governmental authority or agency is required in connection therewith that has not been obtained or accomplished.

(f) With respect to the information contained therein relating to the Issuer under the captions “THE ISSUER” and “LITIGATION—The Issuer”, the Official Statement does not as of the Date of Issuance (and any amendment or supplement thereto as of each subsequent Closing Date shall not) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Issuer has not participated in the preparation of the Official Statement and takes no responsibility for the accuracy of any of the information contained therein, except the statements relating to the Issuer therein under the captions “THE ISSUER” and “LITIGATION—The Issuer”.

(g) Subject to the Issuer’s disclaimer in Section 5(f) above, the Issuer acknowledges the use of the Official Statement by the Underwriter and the Remarketing Agent, respectively, in connection with the initial sale and remarketing, respectively, of the Series 2005A Bonds from time to time, but makes no representation as to its contents except as it relates to the Issuer as provided in Section 5(f).

(h) The Issuer shall cooperate with the Underwriter, at the expense of the Company, in taking all actions necessary for the qualification of the Series 2005A Bonds for sale (and the continuation of the effectiveness of such qualification so long as required for the distribution of the Series 2005A Bonds) and the determination of eligibility for investment of the Series 2005A Bonds under the laws of such jurisdictions as the Underwriter may request; provided, however, that the Issuer will not be required to qualify as a foreign corporation or file a consent to service of process in connection with any such qualification in any jurisdiction.

(i) The Issuer agrees that at the Company’s cost the Underwriter may amend or supplement the Official Statement whenever, in the reasonable judgment of the Underwriter, such amendment or supplement is required in order to initially offer and sell any Additional Series 2005A Bonds in accordance with all applicable federal and state securities laws.

(j) Except as and to the extent the Underwriter and the Company receive express prior written notice in reasonable detail to the contrary, none of the foregoing representations of the Issuer is or will be false or misleading in any material respect on or as of any subsequent Closing Date.

Notwithstanding the foregoing, the liability of the Issuer under any such representations and agreements for any breach or default by the Issuer thereof or thereunder shall be limited solely to the rents, revenues and receipts derived by it from the Lease Agreement and pledged to the payment of the Bonds.

Section 6. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and agrees with, the Issuer and the Underwriter that:

(a) The Company’s representations and warranties contained in the most recent drafts of the Lease Agreement and the Credit Agreement furnished to the Underwriter will be true and correct on and as of the Date of Issuance and are hereby made to the Underwriter as if set forth herein.

(b) The Company has taken all necessary action to authorize, execute and deliver this Bond Purchase Agreement, the Series 2005B Purchase Agreement, the Lease Agreement, the Credit Agreement, the Remarketing Agreement and all other documents executed and delivered (or to be executed and delivered) in connection with the issuance of the Bonds and the other transactions contemplated hereby to which it is or is to be a party (collectively, the “Company Documents”), and this Bond Purchase Agreement has been duly executed and delivered and constitutes, and the other Company Documents when duly executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity or public policy as to the enforcement of certain provisions, such as indemnification provisions; the Company

Documents do not and will not conflict with or constitute on its part a material violation of, breach of, or default under, any law, administrative regulation, court decree, resolution or agreement or instrument known to it to which it is a party or by which it is bound; and all consents, approvals, authorizations and orders of governmental or regulatory authorities which are required of the Company for the consummation of the transactions contemplated thereby and hereby have been obtained.

(c) There is no action, suit, proceeding or inquiry, or, to the best knowledge and information of the Company, any investigation, at law or in equity, or before or by any court, public board or body or other governmental authority, pending or, to the best knowledge and information of the Company, threatened against or affecting the Company wherein an unfavorable decision, ruling or finding could materially and adversely affect the condition (financial or otherwise) of the Company, or the transactions contemplated by this Bond Purchase Agreement or the Official Statement, or that in any manner raises any question concerning the legality, validity or enforceability of the Company Documents, nor to the best knowledge and belief of the Company is there any basis therefor.

(d) The execution, delivery and performance by the Company of the Company Documents are within the powers of the Company and do not and will not conflict with or violate the articles of incorporation or bylaws of the Company or any order, injunction, ruling or decree by which the Company or its property is bound, and do not and will not constitute a breach of or default under any agreement, indenture, mortgage, lease, note or other obligation, instrument or arrangement to which the Company is a party or by which the Company or any of its property is bound, or contravene or constitute a violation of any federal or state constitutional or statutory provision, rule or regulation to which the Company or any of its property is subject, the breach, default, contravention or violation of which could have a material adverse effect on the business or financial condition of the Company, and no approval, consent or other action by, or filing or registration with, any governmental authority or agency is required to be obtained or accomplished by the Company in connection therewith that has not been obtained or accomplished or will not be obtained or accomplished by the Date of Issuance provided that no representation is made as to compliance with Blue Sky law requirements.

(e) The information relating to the Company, the use of proceeds of the Bonds and the Project contained or incorporated by reference in the Official Statement or otherwise supplied by or on behalf of the Company in writing for inclusion therein, including, without limitation, Appendix B thereto, does not as of the Date of Issuance (and any amendment or supplement thereto as of each subsequent Closing Date shall not) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has authorized the delivery of the Official Statement and approves of the use and distribution of the Official Statement by the Underwriter and the Remarketing Agent in connection with the initial sale and remarketing, respectively, of the Series 2005A Bonds from time to time.

(f) The Company is not in default in the payment of the principal of or interest on any of its indebtedness for borrowed money or under any instrument under or subject to which any indebtedness or swap or other derivative obligation has been incurred and no event has occurred and is continuing that, with the lapse of time or the giving of notice or both, would constitute an event of default under any such instrument.

(g) The Company agrees to make available to the Underwriter, without cost, sufficient copies of any relevant documents pertaining to the Company, as the Underwriter may require from time to time for the prompt and efficient performance by the Underwriter of its obligations hereunder.

(h) The Company agrees at its cost to amend or supplement the Official Statement with the Underwriter’s assistance whenever requested by the Underwriter, when, in the reasonable judgment of the Underwriter, such amendment or supplement is required in order to initially offer and sell any Additional Series 2005A Bonds in accordance with all applicable federal and state securities laws.

(i) Except as and to the extent the Issuer and the Underwriter receive express prior written notice in reasonable detail to the contrary, none of the foregoing representations made by the Company is or will be false or misleading in any material respect on or as of any subsequent Closing Date.

Section 7. Representations of the Underwriter. The Underwriter represents to the Issuer and the Company that:

(a) The Underwriter is registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), as a municipal securities dealer.

(b) The undersigned officer of the Underwriter is duly authorized to execute this Bond Purchase Agreement on behalf of the Underwriter, and the Underwriter has full authority to take such action as it may deem advisable with respect to all matters pertaining to this Bond Purchase Agreement.

(c) The Underwriter will offer the Series 2005A Bonds only in states where the offer and sale are legal, either as exempt securities, or as exempt transactions, or as a result of due registration for sale in any such state.

Section 8. Conditions to the Obligations of the Underwriter. The obligation of the Underwriter to accept delivery of and pay for the Initial Series 2005A Bonds on the Date of Issuance shall be subject, at the option of the Underwriter, to the accuracy in all material respects of the representations, warranties and agreements on the part of the Company and the Issuer contained herein as of the date hereof and as of the Date of Issuance, to the accuracy in all material respects of the statements of the officers and other officials of the Trustee, the Bank, the Company and the Issuer made in any certificates or other documents furnished pursuant to the provisions hereof, and to the performance by the Company and the Issuer of their obligations, as applicable, to be performed hereunder at or prior to the Date of Issuance and to the following additional conditions:

(a) On the Date of Issuance, the Initial Series 2005A Bonds, the Initial Series 2005B Bonds, the Indenture, the Lease Agreement, the Series 2005B Purchase Agreement, the Remarketing Agreement, the Credit Agreement and the Letter of Credit shall have been duly authorized, executed and delivered by the respective parties thereto, in substantially the forms heretofore submitted to the Underwriter with any such changes as shall have been agreed to in writing by the Underwriter, and said agreements shall not have been amended, modified or supplemented, except as may have been agreed to in writing by the Underwriter, and there shall have been taken in connection therewith, with the issuance of the Initial Series 2005A Bonds and with the transactions contemplated thereby and by this Bond Purchase Agreement, all such actions as Bond Counsel or Underwriter’s Counsel shall deem to be necessary and appropriate.

(b) The representations and warranties of each of the Company and the Issuer contained in this Bond Purchase Agreement shall be true, correct and complete in all material respects on the date hereof and on the Date of Issuance, as if made again on the Date of Issuance, and the Official Statement (as the same may be supplemented or amended with the written approval of the Underwriter) shall be true, correct and complete in all material respects and shall not contain any untrue statement of fact or omit to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statements were made, not misleading.

(c) There shall have occurred no material adverse change in the condition (financial or otherwise) of the Company between the date hereof and the Date of Issuance.

(d) The Underwriter shall be paid the amount set forth in Section 4(a) on the Date of Issuance.

(e) At or prior to the Date of Issuance, the Underwriter shall have received the following documents, in each case satisfactory in form, scope and substance to the Underwriter:

(i) copies of the Indenture, the Lease Agreement, the Series 2005B Purchase Agreement, the Remarketing Agreement, and the Credit Agreement, duly executed and delivered by the respective parties thereto, with such amendments, modifications or supplements as may have been agreed to in writing by the Underwriter, the Official Statement duly approved by the Issuer and the Company, and a copy of the Letter of Credit as executed by the Bank;

(ii) a final opinion of Bond Counsel, dated the Date of Issuance, in the form attached to the Official Statement, and a letter of Bond Counsel, dated the Date of Issuance and addressed to the Underwriter, the Trustee, the Bank and the Company, to the effect that its opinion addressed to the Issuer may be relied upon by such parties to the same extent as if such opinion were addressed to each of them;

(iii) an opinion of counsel to the Bank dated the Date of Issuance and addressed to the Issuer, the Company, the Rating Agency rating the Initial Series 2005A Bonds, the Trustee and the Underwriter to the effect that:

(1) the Bank is a national banking association, validly existing under the laws of the United States of America, and is empowered under such laws to issue the Letter of Credit and to take all actions required or permitted on its part to be taken, under the Letter of Credit;

(2) the Letter of Credit constitutes the legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except (A) as limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting generally the enforcement of creditors’ rights and remedies generally; and (B) general principles of equity; and

(3) the Letter of Credit is exempt from the registration requirements of the 1933 Act;

(iv) one or more opinions of counsel to the Company, dated the Date of Issuance and addressed to the Issuer, the Bank, the Trustee and the Underwriter, to the effect, among other things, that:

(1) the Company is possessed of full power and authority to conduct its business as presently conducted and as contemplated to be conducted by the Company Documents;

(2) the Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is duly qualified to do business in the State of New Mexico;

(3) the Company has full power and authority to execute and deliver the Company Documents; the Company Documents have been duly authorized, executed and delivered on its behalf and when executed by the other parties thereto will be the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws or by legal or equitable principles relating to or limiting creditors’ rights generally or public policy as to the enforcement of certain provisions, such as indemnification provisions;

(4) the execution and delivery of the Company Documents and compliance by the Company with the provisions thereof will not result in a violation of, a breach of, or a default under the articles of incorporation or bylaws of the Company or any statute, indenture, mortgage, deed of trust, note agreement, other agreement or instrument to which the Company is a party or by which the Company or any of its property is bound, or any order, rule or regulation of any court or other governmental body having jurisdiction over the Company which breach might have a materially adverse effect on the ability of the Company to perform under the Company Documents;

(5) no authorization, approval, consent or order of any governmental agency or any other person or entity is required for the valid authorization, execution and delivery of the Company Documents on behalf of the Company that has not been obtained except that no opinion will be rendered by it concerning Blue Sky compliance or federal securities law registration exemption;

(6) to the best of counsel to the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation by or before any court, governmental agency, public board or body pending or threatened against or affecting the Company which, if determined adversely to it, would have a material adverse effect upon the consummation of the transactions contemplated by the Company Documents or the financial condition or assets of the Company; and

(7) to the best of counsel to the Company’s knowledge, the information contained in the Official Statement describing the Company, the use of the proceeds of the Bonds and the Project is true and correct in all material respects, and such information does not contain any untrue or misleading statement of material fact or omit to state a material fact necessary to make statements therein, in light of the circumstances under which they were made, not misleading;

(v) a certificate of the Company dated the Date of Issuance, signed by the Company, confirming the representations set forth in Section 6 hereof as if given on the Date of Issuance;

(vi) a certificate of the Trustee dated the Date of Issuance, signed by a duly authorized officer of the Trustee, to the effect that:

(1) such officer is a duly authorized officer of the Trustee;

(2) the Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, is authorized to carry out corporate trust powers in the State of New Mexico and has all necessary power and authority to enter into and perform its duties under the Indenture and upon the execution and delivery thereof by the Trustee, the Indenture shall constitute a legally valid and binding obligation of the Trustee, enforceable in accordance with its terms;

(3) the duties and obligations of the Trustee under the Indenture have been duly accepted by the Trustee;

(4) the Trustee is duly authorized to authenticate and deliver the Series 2005A Bonds to the Underwriter under instruction by the Issuer pursuant to the terms of the Indenture;

(5) to the best knowledge of such officer, the acceptance by the Trustee of the duties and obligations under the Indenture and the execution and delivery of the Indenture and compliance with the provisions thereof, will not conflict with, or constitute a breach of or default under, any law, administrative regulation, court decree, resolution, charter, bylaw or other agreement to which the Trustee is subject or by which it is bound;

(6) the representations and warranties of the Trustee in the Indenture are true, complete and correct in all material respects as of the Date of Issuance; and

(7) the Initial Bonds have been validly authenticated, registered and delivered by the Trustee;

(vii) a certificate of the Issuer, dated the Date of Issuance, signed by such officer as is acceptable to the Underwriter, to the effect that the representations of the Issuer contained in this Bond Purchase Agreement are true and correct in all material respects as of the Date of Issuance;

(viii) a certificate of the Bank, dated the Date of Issuance, signed by an authorized representative of the Bank to the effect that:

(1) all conditions precedent to the issuance of the Letter of Credit, including those specified in the Credit Agreement, have been satisfied or have been waived;

(2) to the actual knowledge of such authorized representative of the Bank, there is no action, suit, litigation, proceeding, inquiry or investigation at law or in equity or by or before any judicial or administrative court, agency, body or other entity, pending or threatened against the Bank or any of its properties, where an unfavorable decision, ruling or finding (i) would adversely affect the validity or enforceability of the Letter of Credit or (ii) would otherwise adversely affect the legal ability of the Bank to comply with its obligations under the Letter of Credit; and

(3) the information contained in the Official Statement describing the Bank is true and correct in all material respects;

(ix) an opinion of Underwriter’s Counsel dated the Date of Issuance and addressed to the Issuer, the Trustee, the Bank, the Underwriter and the Company substantially in the form of Exhibit B hereto;

(x) an opinion of Underwriter’s Counsel dated the Date of Issuance and addressed to the Underwriter substantially in the form of Exhibit C hereto;

(xi) evidence satisfactory to the Underwriter to the effect that the Initial Series 2005A Bonds have received a rating of “AA/A-1+” or better from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., which rating remains in effect on the Date of Issuance;

(xii) evidence satisfactory to the Underwriter that the Series 2005B Bond Purchaser has purchased $17,975,000 aggregate principal amount of Initial Series 2005B Bonds for its own account on the Initial Closing Date; and

(xiii) such additional legal opinions, certificates, proceedings, instruments and other documents as the Underwriter, Bond Counsel or Underwriter’s Counsel may reasonably request to evidence compliance by the Issuer, the Company, the Bank and the Trustee with legal requirements, the truth and accuracy, as of the Date of Issuance, of the representations of the Issuer, the Company, the Bank and the Trustee, and the due performance or satisfaction by the Issuer, the Company, the Bank and the Trustee at or prior to such time of all agreements then to be performed and all conditions then to be satisfied by the Issuer, the Company, the Bank and the Trustee.

Section 9. Failure to Satisfy Conditions; Underwriter’s Right to Terminate.

(a) If the Issuer and the Company are unable to satisfy the conditions to the obligations of the Underwriter set forth in this Bond Purchase Agreement, or if the obligations of the Underwriter are terminated by the Underwriter for any reason permitted by this Bond Purchase Agreement, this Bond Purchase Agreement will terminate, and none of the Issuer, the Company or the Underwriter will be under further obligation hereunder; except that the obligations to pay expenses as provided in Section 4 hereof and all rights to indemnity or contribution as provided in Section 10 hereof shall continue in full force and effect to the extent set forth therein. The Underwriter may, in its discretion, waive any one or more of the conditions imposed by this Bond Purchase Agreement and proceed with the purchase of the Series 2005A Bonds on the Date of Issuance or any subsequent Closing Date.

(b) The Underwriter may terminate this Bond Purchase Agreement by notification to the Issuer and the Company if at any time subsequent to the date hereof: (i) any legislation, ordinance, rule or regulation shall have been enacted by any governmental body, department or agency of the State of New Mexico or any decision by any court of competent jurisdiction shall have been rendered that in the reasonable opinion of the Underwriter materially adversely affects the marketability of the Series 2005A Bonds; (ii) any legislation shall have been enacted, any decision by a court of the United States of America shall have been rendered or any stop order, ruling, regulation or official statement by or on behalf of the Securities and Exchange Commission or other governmental agency shall have been made to the effect that the Series 2005A Bonds or the Indenture are not exempt from registration, qualification or other requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended, or other federal securities laws; (iii) there shall have occurred any new outbreak of hostilities or any national or international calamity or crisis, the effect of such outbreak, calamity or crisis being such as could cause a major disruption in the debt markets and as, in the reasonable judgment of the Underwriter, would make it impracticable for it to market the Series 2005A Bonds or to enforce contracts for the sale of the Series 2005A Bonds; (iv) there shall be in force a general suspension of trading on The New York Stock Exchange, Inc., or minimum or maximum prices for trading shall have been fixed and be in force, or maximum ranges for prices for securities shall have been required and be in force on The New York Stock Exchange, Inc., whether by virtue of a determination by that exchange or by order of the Securities and Exchange Commission or any other governmental authority having jurisdiction; (v) a general banking moratorium shall have been declared by federal, New York, or New Mexico authorities having jurisdiction and be in force; or (vi) any event shall have occurred or condition shall exist which makes untrue or incorrect, as of such time, in any material respect, any statement or information contained in the Official Statement or which is not reflected in the Official Statement, but should be reflected therein in order to make such statements and information contained therein not misleading as of such time in any material respect.

Section 10. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Underwriter and the Issuer and any member, commissioner, officer, director, employee or agent of the Underwriter or the Issuer and each person, if any, who controls the Underwriter or the Issuer within the meaning of Section 15 of the 1933 Act, or Section 20 of the 1934 Act (collectively, the “Indemnified Parties”) against any and all losses, costs, claims, damages, liabilities, attorneys’ fees or other expenses whatsoever (collectively, “Loss”) which any of them may incur or suffer, without gross negligence, willful misconduct or bad faith on their part, arising out of, in connection with or relating to the issuance and sale of the Bonds and the determination by the Underwriter of the initial Interest Rate on the Series 2005A Bonds, including, without limitation, any Loss caused by, or which arises out of or relates to, any breach (or alleged breach) by the Company of its representations, warranties or covenants set forth herein, or any untrue statement or misleading statement of a material fact contained in the Official Statement or incorporated therein by reference (except, with respect to the Issuer, statements provided or approved by the Issuer and, with respect to the Underwriter, statements pertaining to the Bank or the Underwriter) or supplied by the Company in writing in connection with the issuance and sale of Series 2005A Bonds in accordance with the terms hereof and of the Remarketing Agreement (collectively, the “Disclosure Materials”), or which arises out of or relates to, any omission or alleged omission from such Disclosure Materials of any material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (except omissions or alleged omissions pertaining to the respective Indemnified Party). This indemnity agreement is in addition to any other liability that the Company may otherwise have.

(b) In case any suit, action or proceeding (including any governmental investigation) shall be brought against one or more of the Indemnified Parties and in respect of which indemnity may be sought as provided herein, such Indemnified Party or Indemnified Parties shall promptly notify the Company in writing setting forth the particulars of such suit, action or proceeding and the Company shall promptly assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party or Indemnified Parties, payment of all expenses and the right to negotiate and consent to settlement; but the omission to notify the Company as provided herein shall not relieve the Company from any liability that it may have (i) under this Section 10, so long as the Company is given the reasonable opportunity to defend such claim, and (ii) otherwise than under this Section 10. Any one or more of the Indemnified Parties shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the named parties to any such action (including any impleaded parties) include both the Company and such Indemnified Party or Indemnified Parties and representation of both the Company and such Indemnified Party or Indemnified Parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the Indemnified Party or Indemnified Parties have been advised that one or more legal defenses may be available to any or all of them which may not be available to the Company in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Company shall not be liable for any settlement of any such action effected without its consent, but if settled with such consent or if there is a final judgment in any such action with or without consent, the Company agrees to indemnify and hold harmless the Indemnified Party or Indemnified Parties from and against any Loss by reason of such settlement or judgment.

(c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 10 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or unenforceable against the Company on grounds of public policy or otherwise, the Company and the Underwriter shall contribute severally to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and the Underwriter may be subject in such proportion so that the Underwriter is responsible for that portion represented by the percentage that the underwriting fee referred to in Section 4(a) hereof bears to the initial par amount of all of the Series 2005A Bonds and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act, shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party under this paragraph, notify such party from whom contribution may be sought, but the omission so to notify such party shall not relieve the party from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise. The liabilities under this paragraph are in addition to any other liabilities that the parties may have.

(d) The obligations under this Section 10 shall remain operative and in force and effect regardless of any investigation made by or on behalf of the Issuer or the Underwriter, and shall survive the issuance and the maturity of the Series 2005A Bonds and any termination of this Bond Purchase Agreement.

Section 11. Notices. Except as otherwise provided herein, any notice or other communication required or permitted by this Bond Purchase Agreement shall be in writing, and, if sent to the Underwriter, shall be mailed, delivered or telecopied and confirmed to the Underwriter at 600 Peachtree Street, 4th Floor, Atlanta, Georgia 30308, Attention: Corporate Tax-Exempt Finance, and if to the Issuer or the Company, shall be mailed, delivered or telecopied and confirmed at its address set forth above.

Section 12. Governing Law. THIS BOND PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW MEXICO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

Section 13. Counterparts. This Bond Purchase Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute but one and the same instrument.

Section 14. Binding Effect. This Bond Purchase Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that no party hereto may assign any of its rights or obligations hereunder without the consent of the other parties.

Section 15. Termination. This Bond Purchase Agreement shall terminate (except as to rights to any fees payable and rights to indemnity or contribution, which shall survive any termination) on the earlier of (a) the issuance of the Maximum Permitted Amount of Series 2005A Bonds under the Indenture or (b) the receipt by the Underwriter of written notice from the Company that the Company does not intend to request the issuance of any Additional Series 2005A Bonds thereafter under the Indenture.

Section 16. Miscellaneous.

(a) Nothing herein shall be construed to make any party hereto an employee of any other or to establish any fiduciary relationship among the Issuer, the Company and the Underwriter.

(b) This Bond Purchase Agreement may be amended from time to time only by an instrument in writing executed by all the parties hereto.

(c) The headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Bond Purchase Agreement.

(d) If any one or more of the covenants, provisions or agreements contained in this Bond Purchase Agreement shall be determined by a court of competent jurisdiction to be invalid, the invalidity of such covenants, provisions and agreements shall in no way affect the validity or effectiveness of the remainder of this Bond Purchase Agreement, and this Bond Purchase Agreement shall continue in full force to the fullest extent permitted by law.

(e) All of the representations, warranties and covenants made in this Bond Purchase Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any party hereto, or (ii) delivery of and any payment for any Bonds hereunder.

(f) No recourse shall be had for any claim based on this Bond Purchase Agreement against any member, commissioner, officer, agent or employee, past, present or future, of the Issuer or of any successor body thereto, either directly or through the Issuer, or any such successor body, under any constitutional provision, statute or rule of law or otherwise.

(g) THE BONDS ARE NOT GENERAL OBLIGATIONS OF THE ISSUER BUT ARE SPECIAL, LIMITED OBLIGATIONS PAYABLE SOLELY FROM BOND PROCEEDS, RENT PAID BY THE COMPANY UNDER THE LEASE AGREEMENT AND OTHER REVENUES PLEDGED THERETO AND HELD BY THE TRUSTEE UNDER THE INDENTURE WHICH CONSTITUTE THE TRUST ESTATE AND, IN THE CASE OF THE SERIES 2005A BONDS, FROM MONIES DRAWN UNDER THE LETTER OF CREDIT. IT IS HEREBY EXPRESSLY MADE A CONDITION OF THIS BOND PURCHASE AGREEMENT THAT ANY COVENANTS OR REPRESENTATIONS HEREIN CONTAINED OR CONTAINED IN THE BONDS DO NOT AND SHALL NEVER CONSTITUTE OR GIVE RISE TO A PERSONAL OR PECUNIARY LIABILITY OR CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS OF THE ISSUER, AND IN THE EVENT OF A BREACH OF ANY SUCH COVENANT OR REPRESENTATION, NO PERSONAL OR PECUNIARY LIABILITY OR CHARGE PAYABLE DIRECTLY OR INDIRECTLY FROM THE REVENUES (OTHER THAN THOSE DERIVED FROM THE LEASING OR SALE OF THE PROJECT) OF THE ISSUER SHALL ARISE THEREFROM. NOTHING CONTAINED IN THIS SECTION, HOWEVER, SHALL RELIEVE THE ISSUER FROM THE OBSERVANCE AND PERFORMANCE OF THE SEVERAL COVENANTS AND AGREEMENTS ON ITS PART HEREIN CONTAINED. THE ISSUER HAS NO TAXING AUTHORITY WITH RESPECT TO THE BONDS.

Very truly yours,

BANC OF AMERICA SECURITIES LLC, as Underwriter

By:	/s/ W. JOHN ECKEL, JR.
Name:	W. John Eckel, Jr.
Title:	Principal

ACCEPTED AND AGREED:

BERNALILLO COUNTY, NEW MEXICO

By:	/s/ ALAN B. ARMIJO
Name:	Alan B. Armijo
Title:	Chair of the County Commissioners

TEMPUR PRODUCTION USA, INC.

By:	/s/ WILLIAM H. POCHE
Name:	William H. Poche
Title:	Assistant Treasurer